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                                                                    EXHIBIT 10.4


                   TERMINATION OF EXECUTIVE SECURITY AGREEMENT


The Executive Security Agreement entered into by and between The viaLink Company ("viaLink") and Brian Carter ("Employee") effective as of April 1, 2001 (the "Agreement"), is hereby terminated effective as of August 6, 2002, upon the terms and conditions of this agreement (the "Termination Agreement"):

In exchange for Employee's agreeing to terminate Employee's rights under the Agreement, which entitled Employee to receive a lump sum cash payment upon a Change of Control (as defined in the Agreement and below), upon the effective date of this Agreement Employee shall be issued restricted common stock, bearing a legend, the amount of which shall be determined by dividing the lump sum severance due under the Employment Agreement to Employee ($290,811.07) by a per share price of $0.0945, which is the volume weighted average price as reported by Bloomberg Financial for the trading day (August 5, 2002) immediately preceding the date of this Agreement. The restricted shares shall become tradable in two tranches; the first certificate shall be for 1,538,683 shares and shall bear a legend preventing the shares from becoming freely tradable, subject to the provisions hereof, until on or after January 1, 2003, and the second certificate shall also be for 1,538,683 shares and shall also bear a legend preventing the shares from becoming freely tradable, subject to the provisions hereof, until on or after January 1, 2004; at all times prior to the stated dates in the legends the stock shall also bear a legend indicating the Company shall have no obligation to remove the legend until (i) the applicable date occurs, and (ii) the Company receives Employee's demand, accompanied by the applicable stock certificate, for removal of the legend. In the event the Company undertakes a registration of common stock at any time, Employee may demand that Employee's stock also be registered as a part of that registration. If, prior to January 1, 2003, the Company does not undertake any registration of its common stock, Employee shall be entitled to demand registration of the stock (all 3,077,366 shares) hereunder granted; provided, the Company shall have ninety (90) days following receipt of Employee's demand in which to accomplish the registration of Employee's stock The Company shall have no obligation to register portions of the stock herein issued; any registration for Employee, whether pursuant to so-called "piggyback" rights or Employee's demand, shall only be undertaken for all shares hereunder granted. NOTHING SET FORTH IN THIS AGREEMENT SHALL ACT TO SUPERSEDE OR WAIVE ANY LEGAL REQUIREMENT PLACED UPON EMPLOYEE BY VIRTUE OF EMPLOYEE'S STATUS AS AN AFFILIATE OF THE COMPANY, AS THE TERM "AFFILIATE" IS DEFINED BY THE U. S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (the "Exchange Act"), AND EMPLOYEE UNDERTAKES TO COMPLY WITH ANY AND ALL LAWS AND REGULATIONS PERTAINING TO EMPLOYEE AND EMPLOYEE'S TRADING IN SECURITIES OF THE COMPANY. Employee acknowledges that the tax


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consequences of this grant are Employee's responsibility to determine and pay and not the Company's. Employee acknowledges and agrees that Employee's continuing service as an Affiliate of the Company by virtue of Employee's service as an executive officer of the Company subjects and will subject Employee to close control of Employee's buying and selling activity with respect to stock of the Company, and Employee hereby confirms that such controls as may be placed upon all Affiliates shall be binding upon Employee when and however placed upon Affiliates by the Company. In the event of a Change of Control, the dates upon which the stock shall become freely tradable shall immediately and without notice or demand to the Company change to and become the date of the Change of Control. For purposes of this Agreement, a "Change of Control" shall mean:

     (a) The acquisition by any person, entity or "group", within the meaning of Sections 13 (d) (3) or 14 (d) (2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of twenty percent (20%) or more of the total voting power represented by the then outstanding Voting Securities (as defined below);

     (b) The COMPANY files a report with the Securities and Exchange Commission disclosing in response to Current Report on Form 8-K or Schedule 14A (or successor form, report or schedule) that a change in control (as defined by such forms, reports or schedules) has occurred;

     (c) Individuals who, as of the date hereof, constitute the Board of Directors of COMPANY (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of COMPANY provided (i) that any person becoming a member of the Board of Directors of COMPANY subsequent to the date hereof whose election (or nomination for election by COMPANY's stockholders) was approved by a vote of at least a majority of the members then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board, or (ii) that any member of the Board of Directors of COMPANY who is nominated in any definitive proxy statement furnished to Stockholders of the COMPANY in connection with the solicitation of proxies on behalf of the Board of Directors of COMPANY shall be, for purposes of this Agreement, considered as members of the Incumbent Board. Notwithstanding anything in this Agreement to the contrary, any individual who has been elected a member of the COMPANY's Board of Directors in opposition to solicitation of proxies by or on behalf of the members of the Incumbent Board, or a committee thereof, shall not be deemed a member of the Incumbent Board for purposes of this Section 3(c);

     (d) The COMPANY is merged, combined, consolidated or reorganized with or into another corporation or other legal person ("Acquiring Person") or the COMPANY sells or otherwise transfers all or substantially all of its assets to an Acquiring Person, and, as a result of such merger, combination, consolidation or reorganization or sale or transfer of assets, less than a majority of the combined voting power of the then outstanding securities of the Acquiring Person are held


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     in the aggregate by holders of Voting Securities (as that term is defined)
     immediately prior to such transaction; or

     (e) The COMPANY is dissolved or liquidated.

     For purposes of this Agreement, the term "Voting Securities" shall mean all outstanding classes of voting capital stock of the COMPANY entitled to vote generally in the election of directors of the COMPANY.

THIS IS A RELEASE. EMPLOYEE IS GIVING UP POTENTIALLY VALUABLE RIGHTS IN THIS RELEASE. EMPLOYEE SHOULD CONSULT WITH LEGAL COUNSEL PRIOR TO SIGNING IF EMPLOYEE HAS ANY QUESTIONS REGARDING THIS DOCUMENT AND ITS EFFECTS.


The viaLink Company:                        Employee:

By: /s/ William P. Creasman                /s/ Brian Carter
    -----------------------------          ----------------------------
                                           Brian Carter
Title: Vice President